UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

October 4, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

561 LLC

On October 4, 2017, Sharing Services, Inc. (the “Company”) entered into and closed a transaction whereby the Company is acquiring a Twenty-five percent (25%) interest in 561 LLC, a Florida limited liability company (“561 LLC”) in exchange for 2,500,000 shares of the Company’s Series A Preferred Stock.

561 LLC is a premier Direct Sales Marketing firm.  Its principals have over 32 years of Direct Sales experience in such diverse services and products as travel, wine, financial services, energy, and nutrition.  Its years of experience facilitate the development of Direct Sales programs by setting up key infrastructure, building worldwide sales forces, designing compensation plans, and recruiting seasoned successful executives, all to maximize the sales potential of its Direct Sales programs.

The foregoing description of the Agreement dated October 4, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

America Approves Commercial LLC

On October 4, 2017, Sharing Services, Inc. (the “Company”) entered into and closed a transaction whereby the Company is acquiring a Twenty-five percent (25%) interest in America Approves Commercial LLC, a Florida limited liability company (“AAC LLC”) in exchange for 2,500,000 shares of the Company’s Series A Preferred Stock.

Established in 2007, AAC LLC, dba America Approved Energy Services, is one of the nation’s largest energy consulting firms.  It was established to give small, medium, and large businesses, as well as governmental agencies, access to a variety of energy services that cater to each client’s specific needs.  It currently represents 42 of the top energy suppliers, which allows it to work with virtually all commercial energy users in every deregulated market throughout the United States.

The foregoing description of the Agreement dated October 4, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

Medical Smart Care LLC

On October 4, 2017, Sharing Services, Inc. (the “Company”) entered into and closed a transaction whereby the Company is acquiring a Forty percent (40%) interest in Medical Smart Care LLC, a Texas limited liability company (“MSC”) in exchange for 1,000,000 shares of the Company’s Series A Preferred Stock.

Medical Smart Care LLC is a benefits company that specializes on health benefit related products and services for businesses and families throughout 50 states. MSC provides a no-cost consultation fee for each client that's uses MSC’s telemedicine program.  MSC also provides comprehensive dental and vision benefit plans.

The foregoing description of the Agreement dated October 4, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.3 hereto and incorporated herein by reference.

LEH Insurance Group LLC

On October 4, 2017, Sharing Services, Inc. (the “Company”) entered into and closed a transaction whereby the Company is acquiring a Forty percent (40%) interest in LEH Insurance Group LLC, a Texas limited liability company (“LEHIG”) in exchange for 500,000 shares of the Company’s Series A Preferred Stock.  Based upon LEHIG attaining certain benchmarks for booked premiums through December 31, 2018, the seller of the LEHIG ownership interests may be entitled to an additional 1,000,000 shares of the Company’s Series A Preferred Stock.

LEHIG is an independent insurance agency which sells a variety of insurance and financial products, including property and casualty insurance, life insurance, health insurance, disability insurance, and long-term care insurance, to both individuals and businesses.

The foregoing description of the Agreement dated October 4, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.4 hereto and incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

In connection with the closing of the Agreements described in Item 1.01 above, the Company authorized the issuance of an aggregate of 6,500,000 shares of Series A Preferred Stock to the Equity-Holders.  The Equity-Holders have acknowledged that the shares issued pursuant to the Agreement had not been registered under the Securities Act of 1933 (the “Securities Act”) and that they constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.  The certificates representing such shares of Series A Preferred Stock will bear a restrictive legend.  The issuance of the securities to the Equity-Holders under the Agreement was conducted in reliance upon Section 4(2) of the Securities Act.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number

Description

Location

1.1

Share Exchange Agreement dated October 4, 2017

Provided herewith

by and between Sharing Services, Inc., 561 LLC, and

the Equity-Holders of 561 LLC.

1.2

Share Exchange Agreement dated October 4, 2017

Provided herewith

by and between Sharing Services, Inc., America

Approves Commercial LLC, and the Equity-Holders

of America Approves Commercial LLC.

1.3

Share Exchange Agreement dated October 4, 2017

Provided herewith

by and between Sharing Services, Inc., Medical Smart

Care LLC, and the Equity-Holder of Medical Smart

Care LLC.

1.4

Share Exchange Agreement dated October 4, 2017

Provided herewith

by and between Sharing Services, Inc., LEH Insurance

Group LLC, and the Equity-Holder of LEH Insurance

Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President

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